UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

December 29, 2008

Date of Report (Date of earliest event reported)

SILVERGRAPH INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation or organization)	000-30951 Commission File No.	67-0695367 (I.R.S. Employer Identification No.)

11919 Burke Street, Santa Fe Springs, CA  90670-2507

(Address of principal executive offices)

562-693-3737

(Registrant’s telephone number)

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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In this report references to “Silvergraph” “we,” “us,” and “our” refer to Silvergraph International, Inc.

Item 1.01 Entry into a Material Definitive Agreement.

See “Item 3.03 Material Modification to Rights of Security Holders,” below.

Item 3.03 Material Modification to Rights of Security Holders.

On December 29, 2008, Silvergraph and holders (the “Holders”) of certain 7% Convertible Promissory Notes dated January 25, 2008 (the “Notes”) entered into an Amendment to Loan Transaction Agreement (the “Amendment”).  The Notes were originally purchased from the Company pursuant to the terms of a Subscription Agreement and Security Agreement of the same date.  The obligations represented by the Notes have previously been amended by a 1st Amendment to the 7% Notes due May 31, 2008, dated May 31, 2008; a 2nd Amendment to the 7% Notes due June 30, 2008, dated June 20, 2008; a 3rd Amendment to the 7% Notes due August 31, 2008, dated August 31, 2008; and an Amendment to Loan Transaction, dated October 31, 2008 (the “Prior Amendments”).

Under the terms of the Amendment, the Company was granted an extension to the maturity date of the Notes from December 15, 2008 to January 31, 2009.

Except as amended above, the terms contained in the Notes, Subscription Agreement and Security Agreement, including the Prior Amendments, shall remain the same and in full force and effect.

The foregoing summary of selected provisions of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment, a copy of which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits

Exhibit

No.

Description

10.1

Amendment to Loan Transaction Agreement dated December 29, 2008

SIGNATURES

Pursuant to the requirements of the Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SILVERGRAPH INTERNATIONAL, INC.

By:

/s/ James R. Simpson

Date:  December 31, 2008

James R. Simpson, Chief Executive Officer